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                                                                       EXHIBIT 5

                                 March 16, 1999



FlashNet Communications, Inc.
1812 North Forest Park Boulevard
Fort Worth, Texas 76102

     RE: FLASHNET COMMUNICATIONS, INC. REGISTRATION STATEMENT FOR OFFERING OF 1,667,231 SHARES OF COMMON STOCK

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 1,327,231 shares of common stock under your 1997 Stock Incentive Plan, and (ii) 340,000 shares of common stock under your Employee Stock Discount Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Stock Incentive Plan and the Employee Stock Discount Purchase Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's common stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Cantey & Hanger, L.L.P.
                                       ---------------------------
                                       CANTEY & HANGER, L.L.P.